Exhibit 99.1

PDS Biotechnology Appoints Three Accomplished Pharma Industry Executives to Board of Directors

John Dawson CBE, Deborah Ramsdell and Bruce Wendel bring corporate development, commercialization, and regulatory experience to the Company as it advances PDS0301 toward Phase 3 trial in Metastatic Colorectal Cancer (mCRC) and PDS0101 toward potential partnerships

PRINCETON, N.J., October 20, 2026 -- PDS Biotechnology Corporation (Nasdaq: PDSB) (“PDS Biotech” or the “Company”), a late-stage immunotherapy company focused on transforming how the immune system targets and kills cancers, today announced the appointments of John Dawson CBE, Deborah Ramsdell, and Bruce Wendel to the Company’s Board of Directors (the “Board”), effective as of October 18, 2026. The appointments follow the resignations of Stephen Glover, Kamil Ali-Jackson, Esq., Gregory Freitag, J.D., CPA, and Otis Brawley, M.D., effective October 18, 2026.

“On behalf of the Board, I am delighted to welcome three such accomplished pharma industry executives to PDS Biotech,” said Frank Bedu-Addo, PhD, President and Chief Executive Officer of PDS Biotech.” John, Deborah and Bruce have had extraordinarily distinguished careers, and bring deep experience in drug development, commercialization, regulatory affairs and partnership negotiations to our Board. We expect their perspectives to support the Company as we advance PDS0301 toward a Phase 3 trial in metastatic colorectal cancer and pursue our partnership strategy for PDS0101.”

Dr. Bedu-Addo added, “I also extend the Board’s thanks to Stephen, Kamil, Greg and Otis for their contributions to PDS Biotech in shaping the Company’s clinical development strategy. In particular, Otis’ distinguished oncology experience played an important role in shaping the Company’s clinical development strategy. We are grateful for their guidance and many contributions.”

The reconstituted Audit Committee comprises Mr. James Banaag (Chair), Mr. John Dawson and Mr. Bruce Wendel.  The Compensation Committee comprises Dr. Patrick Soon-Shiong (Chair), Mr. James Banaag and Mr. John Dawson.  The Nominating and Governance committee consists of Mr. Bruce Wendel (Chair), Ms. Deborah Ramsdell and Dr. Ilian Iliev.

About the New Directors

Mr. John A. Dawson CBE has served as Executive Chair of Virocell Therapeutics, a privately held cell and gene therapy company, since March 2023. Since January 2023, he has served as a non-executive director and chair of the audit and risk committee of Norgine, a privately held specialty pharmaceutical company, and since June 2022, he has served as a non-executive director of Chinese Specialty Pharma Ltd., a privately held specialty pharmaceutical company. From February 2022 to January 2024, Mr. Dawson served as a non-executive director, senior independent director and chair of the audit and remuneration committees of Ergomed plc. From August 2008 to January 2022, he served as Chief Executive Officer of Oxford Biomedica plc and remained a member of its board of directors until May 2022. During his tenure as CEO, he rejuvenated the company’s drug development and LentiVector platform, and elevated the company to a leading position in the world of cell and gene therapy. He secured deals with companies with Sanofi, Novartis, Orchard Therapeutics, Boehringer Ingelheim and Axovant with total value in excess of $1.75bn.  From 1997 to 2007 Mr. Dawson was head of Europe for Cephalon.  During his tenure at Cephalon he played multiple roles within the organization including CEO Pharmaceutical Operations Europe, Country Manager UK & Senior European Financial Director and European Financial Director. At Cephalon Mr. Dawson led several deals during which the market capitalization of the company grew from $150m to $1b.  Mr. Dawson holds a B.Sc. (Hons) in Mathematics from the University of Swansea and is a member of the Institute of Chartered Accountants in England and Wales.

Ms. Deborah A. Ramsdell, a regulatory expert, brings more than 35 years of experience in leadership roles at early- and clinical-stage biotechnology companies, with broad regulatory expertise in drug development, including rare disease drug development. Over the course of her career, she has been responsible for the strategic design, leadership and operational oversight of multiple drug candidates in the fields of oncology, rare metabolic diseases, dermatology, pain, infectious diseases, transplantation, cardiology, renal diseases, and endocrinology.  Between 2010 and 2018 she served as Executive Team/Board of Director member for four biotechnology companies that were sold to pharmaceutical/biotech companies for $350M - $1.1B.  Since August 2026, Ms. Ramsdell has served as Chief Executive Officer of Pluvia Biotech, a privately held clinical-stage company developing a therapy for phenylketonuria. Since 1996, she has been the owner of CMS International, Inc., a healthcare consulting firm. From February 2021 to July 2024, she served as co-founder and Chief Executive Officer of Phoenicis Therapeutics, a privately held clinical-stage biotechnology company, and from January 2013 to May 2020, she served as President and Chief Executive Officer of Valerion Therapeutics, a privately held biotechnology company.  Ms. Ramsdell holds a B.S. in Biology and M.Ed. in Special Education from Boston College.

Mr. Bruce Wendel has had several leading roles at top tier pharmaceutical and biotech companies.  As EVP of Corporate Development at Bristol-Myers Squibb Company he led negotiations of M&A transactions, licensing and co-promotion deals and divestitures globally.  From April 2018 to May 2019, he served as Chief Business Development Officer for ProMetic Biosciences Ltd., a pharmaceutical development company, and he also served as a director of ProMetic Biosciences Ltd. He also served as Chief Strategic Officer of Hepalink USA, the U.S. subsidiary of Shenzhen Hepalink Pharmaceutical Company, from July 2012 to July 2018 and as Chief Executive Officer of Scientific Protein Laboratories, LLC from December 2014 to June 2015. Prior to this, having served in roles of increasing responsibility at Abraxis BioScience, LLC, he was appointed Vice Chairman and Chief Executive Officer, overseeing the commercialization of Abraxane® and leading the negotiations that culminated in the acquisition of the company by Celgene Corporation in 2010. He was also Vice President of Business Development at IVAX Corporation, and at American Pharmaceutical Partners, Inc. From November 2020 to May 2025, he served on the board of directors of GT BioPharma, Inc., and from June 2016 through May 2021, he served on the board of directors of Verastem, Inc. He currently serves on the board of ImmunityBio. He earned a juris doctor degree from Georgetown University Law School, and a B.S. from Cornell University.

Forward Looking Statements

This communication contains forward-looking statements (including within the meaning of Section 21E of the United States Securities Exchange Act of 1934, as amended, and Section 27A of the United States Securities Act of 1933, as amended) concerning PDS Biotechnology Corporation (the “Company”) and other matters. These statements may discuss goals, intentions and expectations as to future plans, trends, events, results of operations or financial condition, or otherwise, based on current beliefs of the Company’s management, as well as assumptions made by, and information currently available to, management. Forward-looking statements generally include statements that are predictive in nature and depend upon or refer to future events or conditions, and include words such as “may,” “will,” “should,” “would,” “expect,” “anticipate,” “plan,” “likely,” “believe,” “estimate,” “project,” “intend,” “forecast,” “guidance”, “outlook” and other similar expressions among others. Forward-looking statements are based on current beliefs and assumptions that are subject to risks and uncertainties and are not guarantees of future performance. Actual results could differ materially from those contained in any forward-looking statement as a result of various factors, including, without limitation: the Company’s ability to protect its intellectual property rights; the Company’s anticipated capital requirements, including the Company’s anticipated cash runway and the Company’s current expectations regarding its plans for future equity financings; the Company’s dependence on additional financing to fund its operations and complete the development and commercialization of its product candidates, and the risks that raising such additional capital may restrict the Company’s operations or require the Company to relinquish rights to the Company’s technologies or product candidates; the Company’s limited operating history in the Company’s current line of business, which makes it difficult to evaluate the Company’s prospects, the Company’s business plan or the likelihood of the Company’s successful implementation of such business plan; the timing for the Company or its partners to conduct clinical trials for PDS0301, PDS0101 (Versamune® HPV), PDS0103 (Versamune® MUC1) and other Versamune® based product candidates; the future success of such trials; the successful implementation of the Company’s research and development programs and collaborations, including any collaboration studies concerning PDS0301, PDS0101 (Versamune® HPV), PDS0103 (Versamune® MUC1) and other Versamune® based product candidates and the Company’s interpretation of the results and findings of such programs and collaborations and whether such results are sufficient to support the future success of the Company’s product candidates; the success, timing and cost of the Company’s or its partners’ ongoing clinical trials and anticipated clinical trials for the Company’s current product candidates, including statements regarding response rates, the timing of initiation, pace of enrollment and completion of the trials (including the Company’s ability to fully fund its disclosed clinical trials, which assumes no material changes to the Company’s currently projected expenses), futility analyses, presentations at conferences and data reported in an abstract, and receipt of interim or preliminary results (including, without limitation, any preclinical results or data), which are not necessarily indicative of the final results of the Company’s ongoing clinical trials; any Company statements about its understanding of product candidates mechanisms of action and interpretation of preclinical and early clinical results from its clinical development programs and any collaboration studies; the Company’s ability to continue as a going concern; compliance with the rules and regulations of Nasdaq; and other factors, including legislative, regulatory, political and economic developments not within the Company’s control. The foregoing review of important factors that could cause actual events to differ from expectations should not be construed as exhaustive and should be read in conjunction with statements that are included herein and elsewhere, including the other risks, uncertainties, and other factors described under “Risk Factors,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and elsewhere in the documents we file with the U.S. Securities and Exchange Commission. The forward-looking statements are made only as of the date of this press release and, except as required by applicable law, the Company undertakes no obligation to revise or update any forward-looking statement, or to make any other forward-looking statements, whether as a result of new information, future events or otherwise.

Investor Contact:
Mike Moyer
LifeSci Advisors
Phone +1 (617) 308-4306
Email: mmoyer@lifesciadvisors.com

Media Contact:
Jude Gorman / Kiki Torpey
Collected Strategies
PDS-CS@collectedstrategies.com